Exhibit 99.1

ENERGY TRANSFER PARTNERS, L.P. COMMON UNITHOLDERS APPROVE

MERGER WITH ENERGY TRANSFER EQUITY, L.P.

Combined partnership’s common units to trade under ticker symbol “ET”

DALLAS, October 18, 2018 – Energy Transfer Equity, L.P. (NYSE: ETE) (“ETE”) and Energy Transfer Partners, L.P. (NYSE: ETP) (“ETP”) announced today that at a special meeting of ETP common unitholders held earlier today, ETP’s common unitholders voted to approve and adopt the Agreement and Plan of Merger dated as of August 1, 2018 (the “Merger Agreement”), pursuant to which ETP will merge with ETE (“the merger”).

Approximately 98.2% of the total ETP common units that were voted at the special meeting voted in favor of the merger. With a quorum voting, the Merger Agreement and merger were approved and adopted by the common unitholders.

The merger is expected to close on October 19, 2018. Following the closing, ETE will change its name to “Energy Transfer LP” and its common units are expected to begin trading on the New York Stock Exchange under the “ET” ticker symbol on Friday, October 19, 2018. In addition, ETP will change its name to “Energy Transfer Operating, L.P.” ETP’s Series C preferred units and Series D preferred units will continue to be listed on the NYSE under the symbols “ETPprC” and “ETPprD”, respectively.

About the Partnerships

Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership that owns and operates one of the largest and most diversified portfolios of energy assets in the United States. Strategically positioned in all of the major U.S. production basins, ETP’s operations include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (NGL) and refined product transportation and terminalling assets; NGL fractionation; and various acquisition and marketing assets. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the ETP website at www.energytransfer.com.

Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership that owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco LP (NYSE: SUN). ETE also owns Lake Charles LNG Company and the general partner of USA Compression Partners, LP (NYSE: USAC). On a consolidated basis, ETE’s family of companies owns and operates a diverse portfolio of natural gas, natural gas liquids, crude oil and refined products assets, as well as retail and wholesale motor fuel operations and LNG terminalling. For more information, visit the ETE website at www.energytransfer.com.

Forward-Looking Statements

This press release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. ETE and ETP cannot give any assurance that expectations and projections about future events will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized. Additional risks include: the satisfaction of the other conditions to the consummation of the merger, the potential impact of the consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, and the ability to achieve revenue, DCF and EBITDA growth, and volatility in the price of oil, natural gas, and natural gas liquids. Actual results and outcomes may differ materially from those expressed in such forward-looking statements. These and other risks and uncertainties are discussed in more detail in filings made by ETE and ETP with the Securities and Exchange Commission (the “SEC”), which are available to the public. ETE and ETP undertake no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the proposed merger or otherwise, nor shall there be any sale, issuance, exchange or transfer of securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

The information contained in this press release is available on our website at energytransfer.com.

Contacts

Investor Relations:

Bill Baerg

Lyndsay Hannah

Brent Ratliff

214-981-0795

Media Relations:

Vicki Granado

214-840-5820

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